UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

March 6, 2006

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 6, 2006, Watson Pharmaceuticals, Inc. (the “Company”) entered into a Third Amendment to the Credit Agreement dated May 30, 2003 (the “Third Amendment”) by and among the Company, Wachovia Bank, National Association, Bank of America, N.A., CIBC World Markets Corp., Lehman Commercial Paper, Inc, and other members of a syndicate of lenders.  A copy of the Third Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 6, 2006 the Company and a requisite number of lenders agreed to an amendment of the Credit Agreement, which among other things, permits the Company to repurchase up to $300 million of its common stock from and after March 6, 2006.

Item 9.01               Financial Statements and Exhibits.

d.  Exhibits:

10.1                                 Third Amendment to Credit Agreement dated March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2006	WATSON PHARMACEUTICALS, INC.

	By:	/s/ Charles P. Slacik
Charles P. Slacik
Executive Vice President and
Chief Financial Officer